Exhibit 99.1

                              MINDEN BANCORP, INC.
                            415 MAIN * P. O. Box 797
                          MINDEN, LOUISIANA 71058-0797
                      -------------------------------------
                             318-377-0523 TELEPHONE
                                318-377-0038 FAX
                                www.mblminden.com


                                  PRESS RELEASE
                                  -------------

For Release: Immediately                         For Further Information:

                                                 A. David Evans,
                                                 President/CEO
                                                 318-377-0523
                                                 E-mail-mbldavid@shreve.net
                                                 --------------------------
                                                            Or
                                                 Becky T. Harrell, Treasurer/CFO
                                                 318-377-0523
                                                 E-mail-mblbecky@shreve.net
                                                 --------------------------





          MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
          -------------------------------------------------------------
                   FOR THE SECOND QUARTER ENDING JUNE 30, 2004
                   -------------------------------------------


Minden,  LA. - July 14,  2004 -  Minden  Bancorp,  Inc.  (NASDAQ  OTC BB:  MDNB)
--------------------------------------------------------------------------------
announced today that its Board of Directors at their meeting on July 14, 2004, declared its sixth cash dividend of $.07 per share on the common stock of the
                                      ----
Company payable on August 15, 2004, to the stockholders of record at the close of business on July 26, 2004.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At March 31, 2004, the Company had total assets of $104.5 million, total liabilities of $85.9 million, and total stockholders equity of $18.6 million.





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